                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant /X/

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                       COMMUNICATIONS GROUP INC
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                            COMMUNICATIONS GROUP INC.
                               901 S. TROOPER ROAD
                             VALLEY FORGE, PA 19482


                  NOTICE OF 1995 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 16, 1995


     NOTICE IS HEREBY GIVEN that the 1995 Annual Meeting of Stockholders of Communications Group Inc., a Delaware corporation (the "Company"), will be held at the offices of the Company, 901 S. Trooper Road, Valley Forge, Pennsylvania, on Thursday, the 16th day of November, 1995 at 10:00 a.m. for the following purposes:

          (1) To elect five members of the Board of Directors of the Company to serve until the next Annual Meeting of Stockholders and until their respective successors shall be elected and shall qualify;

          (2) Approval and adoption of a proposed amendment to the Company's Certificate of Incorporation to change the Company's name to "CTI Group (Holdings) Inc." and the contribution by the Company of all its tangible assets and liabilities to CTI Data Solutions (USA) Inc., a Delaware corporation and a wholly-owned subsidiary of the Company;

          (3) Approval and adoption of the Communications Group Inc. Stock Option and Restricted Stock Plan (the "Plan").

          (4) To ratify the selection of Zelenkofske, Axelrod & Co., Ltd. as the Company's independent certified public accountants for the fiscal year ending March 31, 1996;

          (5) To transact such other and further business as may properly come before the Meeting or any adjournments thereof.

     Holders of record of the Common Stock of the Company at the close of business on October 6, 1995, which has been fixed by the Board of Directors as the record date, will be entitled to notice of, and entitled to vote at, the 1995 Annual Meeting and any adjournments thereof.

                              By Order of the Board of Directors
                                   Mary Ann Davis, Secretary


Dated:  Valley Forge, Pennsylvania
       October 16, 1995


--------------------------------------------------------------------------------
                                    IMPORTANT

PLEASE VOTE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHICH DOES NOT REQUIRE ANY POSTAGE IF MAILED IN THE UNITED STATES, SO THAT IF YOU ARE UNABLE TO ATTEND THE MEETING, YOUR SHARES MAY STILL BE VOTED.
--------------------------------------------------------------------------------

                            COMMUNICATIONS GROUP INC.
                               901 S. TROOPER ROAD
                                VALLEY FORGE, PA

                                 PROXY STATEMENT

                       1995 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 16, 1995


     This Proxy Statement, which is to be mailed to stockholders on or about October 16, 1995 is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Communications Group Inc. (the "Company"), for use at the Annual Meeting of Stockholders to be held on Thursday, November 16, 1995, at 10:00 a.m. at 901 S. Trooper Road, Valley Forge, Pennsylvania and at any adjournments thereof (the "Annual Meeting").

     Proxies may be solicited by members of the Board of Directors and senior management. Proxies may be solicited in person, or by mail, telephone, telegram, mailgram or other manner. Brokers, nominees, fiduciaries, and other custodians have been requested to forward such soliciting material to the beneficial owners of shares held of record by such custodians. Such custodians may be reimbursed for their expenses. The cost for the solicitation of Proxies is being paid for by the Company. Such costs are anticipated to represent amounts normally expended in soliciting proxies for routine purposes, and costs represented by salaries of such persons, if any, engaged in such solicitation. No fees are to be paid to such persons specifically for soliciting proxies.

     A form of proxy is enclosed. Any person giving a proxy has the power to revoke it at any time before it is voted, by notice in writing to the Secretary of the Company, at 901 S. Trooper Road, P.O. Box 80360, Valley Forge, Pennsylvania 19484, or by attendance at the 1995 Annual Meeting and voting in person. Shares presented by properly executed proxies will be voted at the Annual Meeting in accordance with the choice specified thereon, and except as otherwise provided herein, if no choice is specified, shall be voted for the nominees for Directors indicated below, ratification of the Board's selection of independent public accounts and the other Proposals set forth herein.

VOTING SECURITIES

     Holders of the Company's Common Stock, par value $.01 per share, of record at the close of business on October 6, 1995, which has been fixed by the Board of Directors as the record date, are entitled to notice of, and to vote at the 1995 Annual Meeting. On that date, there were 5,131,756 shares of the Company's Common Stock issued and outstanding, each share having one vote.

VOTE REQUIRED

     The presence, in person or by proxy, of holders of record of the Company's Common Stock entitled to cast at least a majority of the votes which all stockholders of the Company are entitled to cast is necessary to constitute a quorum at the Annual Meeting for the purpose of considering and voting upon the proposals (the "Proposals") set forth in the Notice of 1995 Annual Meeting delivered herewith and submitted to the stockholders. As more particularly described below, favorable votes cast in person or by proxy at the Annual Meeting, by the holders of a majority of the outstanding shares of the Company's Common Stock present in person or by proxy at the Annual Meeting, is required for the election of Directors, ratification of the Board's selection of independent public accountants and the other Proposals set forth herein.


                      PROPOSALS FOR THE 1995 ANNUAL MEETING

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     If no direction to the contrary is indicated, except as set forth below, proxies received will be voted to elect as Directors of the Company the following Directors listed in the table below who will hold office until the next annual meeting of stockholders of the Company and until their successors shall be elected and shall qualify. If any nominee is unable to serve, the holders of the Proxy have discretionary authority to vote for a substitute. Management has no reason to believe that any nominee will be unavailable.

     Information concerning the nominees for election as Directors is set forth below. Reference is made to the Section in this Proxy Statement entitled "PRINCIPAL STOCKHOLDERS" for information relative to the number of shares of the Company's Common Stock beneficially owned by said nominees.

         Names and Principal                       Served as a
       Occupation or Employment                   Director Since       Age
       ------------------------                   --------------       ---

Anthony P. Johns, President and Chief
   Executive Officer (1)                               1990             46
John D. Mazzuto, Chairman of the
   Board of Directors (2)                              1990             46
Francis O. Hunnewell
   Director (3)                                        1993             56
Mark H. Daugherty (4)
   Chief Financial Officer                             1992             37
Rupert D. Armitage
   Director Nominee (5)                                1995             48


(1)  Anthony P. Johns         President and Chief Executive Officer and Director
                              of the Company since March, 1990.  Chief Operating
                              Officer of the Company from December, 1989 to March, 1990. Founding member, Company Chairman and Managing Director of Britannic Group Holdings
                              Ltd., Britannic Telecom Company Ltd., and
                              Britannic Telecare Ltd. from August, 1985 to
                              November, 1989.  Chairman of the Board of
                              Directors of Britannic Group Holdings Ltd.,
                              Britannic Telecom Company Ltd. and Britannic
                              Telecare Ltd. from December, 1989 to May, 1995.

(2)  John D. Mazzuto          Chairman of the Board of Directors September, 1995
                              to present. Director and former Chairman of the Board of Directors from October, 1990 until
                              November, 1993. Mr. Mazzuto also serves on the Board of Directors of Chester Holdings, CPT
                              Holdings, Texfi Industries, Inc. and Weldotron, all public companies engaged in a variety of businesses. Since February, 1991 he has been Chairman and Chief Executive Officer of Greystone
                              Partners, Inc., a private investment bank specializing in assisting companies complete successful turnarounds and providing them capital as appropriate. Prior to February, 1991, Mr.
                              Mazzuto was Chief Executive Officer of the North
                              American operations of Asian Oceanic Holdings,
                              Ltd., a Hong Kong based international merchant bank.

(3)  Francis O. Hunnewell     Director, Chairman of the Board of Directors,
                              November, 1993 to August, 1995. From 1975 until
                              July, 1993, Mr. Hunnewell was Co-Founder and
                              Director of Binladen Telecommunications Ltd. From
                              1984 to 1992 he was a General Partner of Bliss &
                              Co., Investment Bankers in New York. From 1986 until June 1992, he was Group Managing Director and subsequently Vice Chairman of Asian Oceanic
                              Group. He was a Director of Lend Lease Trucks from 1990 to 1992. At present Mr. Hunnewell is
                              Chairman of Panavision Canada located in Montreal,
                              Toronto and Vancouver, Canada as well as President of Hunnewell & Co., Investment Bankers of Boston,
                              Massachusetts.

(4)  Mark H. Daugherty        Director September, 1992 to present.  Controller
                              of the Company from August, 1985 until May, 1991.
                              He was Acting Chief Financial Officer from April,
                              1990 to October, 1990.  Mr. Daugherty was made
                              Chief Financial Officer of the Company in May,
                              1991.

(5)  Rupert D. Armitage       Founding member, Chairman and Managing Director
                              of three software related companies in the United
                              Kingdom: Ambit Research Ltd. formed in 1987;
                              Information from Data Ltd. formed in 1993; and Personal and Corporate Training Systems Ltd.
                              formed in 1995.

     Messrs. Anthony P. Johns, John D. Mazzuto, Francis O. Hunnewell, and Mark
H. Daugherty presently serve as the Board of Directors of the Company. All Directors elected at the 1995 Annual Meeting of Shareholders will hold office until the next Annual Meeting of Shareholders and until their successors shall be elected and qualify. All officers of the Company serve at the discretion of the Board. During the fiscal year ended March 31, 1995 the Board of Directors held four meetings. All Directors were present at each Board meeting and Board committee of which they were members.

     The Board has three standing committees: the Executive Committee, consisting of Anthony P. Johns, Francis O. Hunnewell and Mark H. Daugherty; the Nominating Committee, consisting of John D. Mazzuto and Mark H. Daugherty; and the Compensation Committee, consisting of Anthony P. Johns, Francis O. Hunnewell and John D. Mazzuto. The Executive Committee is authorized to exercise all of the authority of the Board of Directors in the management of the Company between Board Meetings unless otherwise provided by the Corporation Bylaws. The Executive Committee met one time during the fiscal year ended March 31, 1995. The Compensation Committee reviews and approves the remuneration of officers and benefit plans. The Compensation Committee met one time in the fiscal year ended March 31, 1995. The Nominating Committee reviews candidates and recommends to the Board of Directors nominees for membership on the Board of Directors. The Nominating Committee met one time in the fiscal year ended March 31, 1995.

QUORUM AND VOTING REQUIREMENTS

     A quorum for the purpose of acting on this Proposal requires the presence, in person or by proxy, of the holders of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting. The approval of this Proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, at the Annual Meeting. Abstentions will have the same effect as a vote against this Proposal. Broker non-votes (i.e., proxies as to which a broker grants no authority with respect to this Proposal) shall be counted as voting neither for nor against this Proposal, but the shares represented by such abstention or broker non-vote shall be considered present at the Annual Meeting for purposes of determining whether a quorum is present.


                                   PROPOSAL 2

                  APPROVAL AND ADOPTION OF A PROPOSED AMENDMENT
             TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO CHANGE
            THE COMPANY'S NAME TO "CTI GROUP (HOLDINGS) INC." AND THE
              CONTRIBUTION BY THE COMPANY OF ALL ITS TANGIBLE ASSETS
                AND LIABILITIES TO CTI DATA SOLUTIONS (USA) INC.

GENERAL

     The Board of Directors of the Company has approved and proposed for submission for stockholder approval an amendment to the Company's Certificate of Incorporation to change the Company's name to "CTI Group (Holdings) Inc." and the contribution by the Company of all of its tangible assets and liabilities to CTI Data Solutions (USA) Inc. a Delaware corporation and a wholly-owned subsidiary of the Company. the

Company's Board of Directors believes that the initials CTI, which is an acronym for "Computer Telephony Integration" in combination with the phrase "Data Solutions" is more descriptive of the Company's business than the name Communications Group Inc. The term Computer Telephony Integrations is generally understood to mean the integration of computer software applications into telephony hardware products. Upon the contribution of such assets to CTI Data Solutions, the Company would become a holding company with all of its operations being performed through subsidiaries. Therefore, the Company's Board of Directors believes that the name "CTI Group (Holdings) Inc." would be both more descriptive of the Company's business and would clearly reflect the Company's status as a holding company.

QUORUM AND VOTING REQUIREMENTS

     A quorum for the purpose of acting on this Proposal requires the presence, in person or by proxy, of the holders of at least a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting. The approval of this Proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, at the Annual Meeting. Abstentions will have the same effect as a vote against this Proposal. Broker non-votes (i.e., proxies as to which a broker grants no authority with respect to this Proposal) shall be counted as voting neither for nor against this Proposal, but the shares represented by such abstention or broker non-vote shall be considered present at the Annual Meeting for purposes of determining whether a quorum is present.

RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THIS PROPOSAL. On the Record Date, there were 5,131,756 shares of Common Stock issued and outstanding, each of which is entitled to one vote per share. As of the Record Date, the directors and executive officers of the Company and their respective affiliates beneficially owned approximately 43% of the issued and outstanding shares of Common Stock. It is expected that such parties will vote in favor of this Proposal.



                                   PROPOSAL 3

                            PROPOSAL TO APPROVE THE
                            COMMUNICATIONS GROUP INC.
                     STOCK OPTION AND RESTRICTED STOCK PLAN

GENERAL

     The Board of Directors of the Company has approved, and proposed for submission for stockholder approval the Communications Group Inc. Stock Option and Restricted Stock Plan (the "Plan"). The Plan is intended to provide an incentive to employees (including employee directors), non-employee directors, consultants and others through (i) the issuance of options to purchase shares of Common Stock and (ii) the grant of restricted shares of Common Stock. The approval of this Proposal 3 is a condition precedent to the effectiveness of certain grants made by the Company to directors, officers and employees of the Company under the Plan.

     The Board of Directors believes that the Company's ability to grant awards under the Plan is a valuable and necessary compensation tool that aligns the long-term financial interests of employees and directors with the financial interests of the Company's stockholders. The Board of Directors also believes that the Plan will contribute to the success of the Company by improving its ability to attract, motivate and retain key employees and directors.

DESCRIPTION OF THE PLAN

     The Plan as proposed is set forth as Exhibit A to this Proxy Statement, and the description of the Plan contained herein is qualified in its entirety by reference to Exhibit A.

     GENERAL. The Plan, as proposed, provides for the issuance of 600,000 shares of Common Stock. Employees eligible for participation in the Plan include key employees (including employees who also serve as directors), non-employee directors, independent contractors and consultants who perform services for the Company (collectively, "Eligible Participants"). As of September 30, 1995, all of the Company's full-time employees and non-employee directors, or a total of approximately 35 people, would have been eligible to participate in the Plan. The Plan provides for the granting of options intended to qualify as "incentive stock options" ("ISOs") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonqualified stock options ("NQSOs") (ISOs and NQSOs are sometimes collectively referred to as "Stock Options") and restricted stock ("Restricted Stock").

     ADMINISTRATION. Except with respect to those provisions of the Plan relating to the grant of NQSOs to non-employee directors which are intended to operate automatically, the Plan would be administered and interpreted by a committee of the Board (the "Committee") consisting of not less than two persons, all of whom shall be "outside directors" within the meaning of Section 162(m) of the Code and each of whom shall be a "disinterested person" as defined under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Except as set forth above, the Committee has the full power to administer and interpret the Plan. Messrs. Hunnewell and Mazzuto have been appointed to serve as the members of the Committee.

     STOCK OPTIONS. Only officers and employees of the Company would be eligible to receive ISOs. All Eligible Participants may receive NQSOs. The exercise price of all ISOs granted would be the higher of the fair market value, as defined in the Plan, or the book value of the Common Stock at the time the ISO is granted. Stock Options may be granted for a term of up to ten years from the date of grant, subject to earlier termination on the optionee's death, disability or termination of employment or relationship with the Company. In the event of a "change of control", as defined in the Plan, all options granted are immediately exercisable and all restrictions under any grant of Restricted Stock shall immediately lapse. Stock Options would not be assignable or otherwise transferable except by will or the laws of descent and distribution, and, in the case of NQSOs, if permitted under Rule 16b-3 of the Exchange Act and by the Committee, pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974 ("ERISA"). The exercise price of an option would be payable in cash, or, with the consent of the Committee, by delivering shares of Common Stock already owned by the optionee, or by a combination of cash and shares. Shares subject to Stock Options granted under the Plan which have lapsed or terminated may be regranted under the Plan. The Committee may offer to exchange new options for existing options, with the shares of Common Stock subject to the existing options being again available for grant under the Plan.

     Subject to stockholder approval of the Plan at the Annual Meeting, Stock Options with respect to 60,000 shares of Common Stock have been granted under
the Plan to non-employee directors of the Company.  See   "New Plan Benefits."
In addition, all non-employee directors who serve on the Committee would each receive an automatic grant of NQSOs with respect to 30,000 shares of Common Stock at the commencement of and in consideration for their service to the Company as a director (an "Initial Director's Grant"). One-half (50 %) of such Initial Director's Grant would vest on the first anniversary of each such director's election to the board, and one-quarter (25%) on each of the second and third anniversaries of each such director's election to the board, provided such non-employee director is then serving as a director. After the complete vesting of the Initial Director's Grant, and assuming that a non-employee director who serves on the committee is continuously reelected, such non-employee director would receive a grant of NQSOs with respect to 30,000 shares of Common Stock, subject to the same vesting schedule, at the end of each successive three year period. Each of Mr. Hunnewell and Mr. Mazzuto were granted 50,000 NQSOs in January 1995 subject to approval of the Plan by the Company's Shareholders. However, due to a subsequent revision of the Plan prior to the Annual Meeting, in the event that the Plan is approved by the Company's shareholders, Messrs. Hunnewell and Mazzuto's grants would be revised to provide for the grant of NQSOs with respect to 30,000 shares of Common Stock which would vest over a three year period beginning on the date the Plan was initially approved by the board. In the event approval of the Plan is not obtained such options will be forfeited.

     RESTRICTED STOCK. The Committee would be authorized to award Restricted Stock to Eligible Participants, subject to terms set by the Committee. The recipient (including non-employee directors) of Restricted Stock would be unable to sell, transfer, pledge or otherwise dispose of the restricted stock until the restrictions established by the Committee lapse. In the case of a Change Of Control of the Company, all restrictions would automatically lapse. If the recipient's relationship with the Company is terminated before the restrictions lapse, the restricted stock grant would terminate unless the Committee determined otherwise.

     AMENDMENTS. The Committee has the full authority to amend the Plan, except that (i) stockholder approval would be required (a) to increase the number of shares available for the Plan, (b) to materially increase the benefits accruing to optionee, (c) to materially modify the eligibility requirements for options granted under the Plan, or (d) to modify the provisions for determining fair market value under the Plan and (ii) those provisions of the Plan relating to grants to non-employee directors who serve on the Committee may not be amended more than once every six months, except for amendments necessary to conform the plan to changes in the provisions of the Code or ERISA, or the rules promulgated thereunder.

     FEDERAL INCOME TAX CONSEQUENCES. The federal income tax consequences of an employee's participation in the Plan are complex and subject to change. The following discussion is only a summary of the general rules and participants in the Plan should consult their own tax advisors regarding their particular situation.

     There are no federal income tax consequences to the optionee or the Company upon the grant of ISOs or NQSOs. Upon the exercise of NQSOs, the optionee will realize ordinary income in the amount by which the fair market value of the shares exceeds the exercise price of the option. The Company is allowed a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the optionee at the time of exercise of NQSOs. The optionee's holding period for purposes of determining whether any subsequently realized gain or loss will be long-term or short-term will begin at the time the optionee recognizes ordinary income. If, at the time of issuance of the shares, the optionee is subject to the restrictions of Section 16(b) of the Exchange Act, then the optionee generally will recognize ordinary income as of the later of
(i) the date of exercise, or (ii) the expiration of six months from the date of option grant, based upon the difference between the fair market value of the option shares at such time and exercise price.

     Except as provided below with respect to "disqualifying dispositions", there generally is no regular federal income tax consequences upon the exercise of an ISO. However, for purposes of computing any alternative minimum tax liability, the amount by which the fair market value of the shares at the time of exercise exceeds the option price (or other tax basis in the shares) is an item of tax preference subject to the alternative minimum tax applicable to the person exercising the option. The Company is not entitled to a deduction upon the exercise of an ISO. A sale of shares acquired by exercise of an ISO that does not occur within one year after the exercise, or within two years after the grant of the option, generally will result in the recognition of long-term capital gain or loss in an amount equal to the difference between the amount realized from the sale and the participant's tax basis in the shares assuming that the shares were held as capital assets. The Company is not entitled to any tax deduction in such event. However, if the sale occurs within one year from the date of exercise or within two years from the date of grant (a "disqualifying disposition"), the optionee will recognize ordinary income equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise of the options over the option price (or the optionee's other tax basis in the shares), or (ii) the excess of the amount realized on the sale of the shares over the option price (or the optionee's other tax basis in the shares). Any amount realized on a disqualifying disposition in excess of the amount treated as ordinary income (or any loss realized) will be a long-term or short-term capital gain (or loss), depending upon the length of time the shares were held and assuming that the shares were held as capital assets. If, at the time of issuance of the option shares, the optionee is subject to the restrictions of Section 16(b) of the Exchange Act, then the fair market value of shares acquired upon exercise of an ISO generally will be determined as of the later of (i) the time of exercise, or (ii) the expiration of six months from the date of option grant. The Company generally will be entitled to a tax deduction on a disqualifying disposition in the amount and at the time the ordinary income is recognized by the optionee assuming that such amount constitutes an ordinary and necessary business expense to the employer corporation.

     In the case of Restricted Stock, the grantee will realize ordinary income in an amount equal to the fair market value of such stock, at the time when the grantee's rights with respect to such stock are no longer subject to a substantial risk of forfeiture, less any amount paid for such stock, unless the grantee made a written election (pursuant to Section 83(b) of the Code), filed with Internal Revenue Service within thirty (30) days after the date of transfer of the Restricted Stock, to include in ordinary income, as of the transfer date, the excess (on such date) of the fair market value of such Restricted Stock (determined without regard to any restriction) over any amount paid for such stock. Dividends paid to the holder of Restricted Stock during a period of restriction will be taxable as ordinary income unless the election under Section 83(b) of the Code has been made. The Company will be entitled to a deduction under the Code at the time and equal to the amount of ordinary income that is realized by the employee assuming that such amount constituted an ordinary and necessary business expense to the Company.

     SECTION 162(m). Under Section 162(m) of the Code, the Company may be precluded from claiming a federal income tax deduction for total remuneration in excess of $1,000,000 paid to the chief executive officer or to any of the other four most highly compensated officers in any one taxable year. Total remuneration would include amounts received upon the exercise of Stock Options. An exception exists, however, for "performance-based" remuneration, including amounts received upon the exercise of stock options pursuant to a plan approved by stockholders that meets certain requirements. The Plan, when approved by stockholders, is intended to make option grants thereunder meet the requirements of "performance-based" remuneration.

     The table below summarizes the number of shares of Restricted Stock and the number of shares of Common Stock issuable upon exercise of Stock Options that would be awarded under the Plan if it is approved by the stockholders at the Annual Meeting. The table sets forth such information with respect to the the Company's Chief Executive Officer, all current executive officers as a group, all current directors who are not executive officers as a group and all employees or consultants other than executive officers as a group.

                            NEW PLAN BENEFITS
                                                              Option
Name and Position          Number of Shares (1)           Exercise Price
-----------------          --------------------           --------------

Anthony P. Johns
President & CEO (2)                0                             0

All current executive
officers as a group                0                             0

All directors who are
not current executive           60,000                         $.18
officers as a group

All employees who are not
executive officers as a group      0                             0




________________________


(1) Future benefits under the Plan are not determinable since grants of Stock Options and Restricted Stock are at the discretion of the Committee except in the case of non-employee directors. In the case of non-employee directors who are members of the Committee, grants of NQSOs representing 30,000 shares of Common Stock are made every three years provided a non-employee director has continuously served as a director during such three year period and is reelected to the board at such time.

(2) Other than Mr. Johns, no executive officer of the Company earned in excess of $100,000 (including salary and bonus) during the year ended March 31, 1995.

QUORUM AND VOTING REQUIREMENTS

     A quorum for the purpose of acting on this Proposal requires the presence, in person or by proxy, of the holders of at least a majority of the outstanding shares of Common Stock entitled to vote at the stockholders' meeting. The approval requires the affirmative vote of the holders of a majority of the shares of Common Stock, in person or by proxy, at the stockholders' meeting. Abstentions will have the same effect as a vote against this Proposal. Broker non-votes (i.e., proxies as to which a broker grants no authority with respect to this Proposal) shall be counted as voting neither for nor against this Proposal, but the shares represented by such abstention or broker non-vote shall be considered present at the Special Meeting for purposes of determining whether a quorum is present.

RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THIS PROPOSAL. On the Record Date, there were 5,131,756 shares of Common Stock issued and outstanding, each of which is beneficially entitled to one vote per share. As of the Record Date, the directors and executive officers of the Company and their respective affiliates owned approximately 43% of the issued and outstanding shares of Common Stock. It is expected that such parties will vote in favor of this Proposal.


                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information with respect to all nominees for Director, corporate officers, and other persons individually and as a group holding of record or known by the Company to own beneficially 5% or more of the Company's Common Stock as of October 6, 1995, as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.
                                                                Percent
                                   Shares of Common Stock       of Voting
Name and Business Address          Beneficially Owned (1)      Securities
-------------------------          ----------------------      ----------

Anthony P. Johns                       1,718,302  (2)             33.5%
Communications Group Inc.
901 S. Trooper Road
Valley Forge, PA 19482

John D. Mazzuto                           91,667                   1.8%
Mentmore Holdings
1430 Broadway, 13th Fl.
New York, NY 10018

Francis O. Hunnewell                      76,667                   1.5%
Hunnewell & Company
10 Tremont Street
Boston, MA 02108

Mark H. Daugherty                         15,600                    .3%
Communications Group Inc.
901 S. Trooper Road
Valley Forge, PA 19482

Rupert D. Armitage                       270,000                   5.3%
Ambit Research Ltd.
London House
100 New Kings Road
London

Mary Ann Davis                            37,225                    .7%
Communications Group Inc.
901 S. Trooper Road
Valley Forge, PA 19482

All officers and directors as a        2,209,461  (2)             43.1%
 group (5 persons)

______________________

(1) All shares are beneficially owned and the sole investment and voting power is held by the person named, except as set forth below.

(2) Includes 150,000 shares of the Company's common stock owned by Asian Oceanic Capital Corporation for which Mr. Johns holds voting power.


                              SUMMARY COMPENSATION
                                      TABLE

     The following table sets forth the compensation paid or accrued for the five highest paid officers of the Company and its subsidiaries. The Company had only one officer for the years ended March 31, 1995, 1994 and 1993 who received in excess of $100,000.

     Name and Principal                                         Other
         Position                 Year    Salary     Bonus   Compensation
     ------------------           -----   ------     -----   ------------

Anthony P. Johns, President        1995   $150,000      -     $19,810 (1) and
Chief Executive Officer
                                   1994   $150,000   $ 5,660  $18,349 (1)

                                   1993   $150,000   $49,476  $18,160 (1)


(1) Includes $11,000 annual automobile allowance and approximately $4,333 for the non-exclusive use by Mr. Johns of an apartment for which the Company makes annual lease payments of approximately $13,000.

     On February 1, 1995, the Company entered into an employment agreement with Anthony P. Johns. Pursuant to this agreement, Mr. Johns is employed as President and Chief Executive Officer of the Company for a three-year term at an annual base salary of $175,000. Should the Company regain its listing on NASDAQ, Mr. Johns' salary will be increased to $200,000 for the remaining term of the Employment Agreement. In addition to such annual base salary, Mr. Johns is entitled to receive as additional compensation in the form of an annual bonus, an amount equal to five percent (5%) of the Company's pretax profit. the Company has also agreed to (i) provide Mr. Johns with a monthly automobile allowance, (ii) provide Mr. Johns with the non-exclusive use of and access to a Company leased apartment and (iii) pay the premiums on life insurance and health insurance policies for the benefit of Mr. Johns. Mr. Johns will also be reimbursed by the Company for all expenses reasonably incurred by him in the performance of his duties.

     The members of the Board of Directors, who are not employees of the Company, are paid fees of $1,000 per quarter and $500 per Board of Director meeting attended plus reasonable travel expenses. During the fiscal year ended March 31, 1995, Messrs. Hunnewell, and Mazzuto each earned fees for their services on the Board of Directors of $8,000 and $7,000 respectively, plus expenses. During the fiscal year ended March 31, 1995 both Messrs. Hunnewell and Mazzuto were granted 75,000 shares of the Company's common stock as compensation for serving on the Mergers and Acquisition Committee of the Board of Directors.

     The Company's Certificate of Incorporation and Bylaws require the Company to provide its Directors and Officers with indemnification to the fullest extent permitted by the Delaware General Corporation Law, as amended from time to time (the "Delaware General Corporation Law"). The Delaware General Corporation Law and the Company's Bylaws provide for the indemnification of an Officer or Director who was or is a party to or who has threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a Director or an Officer of the Company, or is or was serving at the request of the Company as a Director or an Officer of another Company. Such Officers and Directors shall be indemnified against all expenses (including attorneys' fees), judgments, fines, amounts paid in settlement actually and reasonably incurred by them in connection with such action, suit or proceeding provided that such Director or Officer acted in good faith and in a manner which they reasonably believed to be in or not opposed to the best interest of the Company. In addition, such Officers and Directors may have indemnification expenses advanced to them in any such action or proceeding but may be required to give the Company an undertaking to repay such indemnification in the event that it is later determined they are not entitled to indemnification.

                             INDEPENDENT ACCOUNTANTS

     Although the appointment is not required to be submitted to a vote by the stockholders, the Board of Directors believes it appropriate, as a matter of policy, to request that the stockholders ratify the appointment of Zelenkofske, Axelrod & Co. Ltd. for the fiscal year ending March 31, 1996. If the stockholders do not ratify this appointment, the Company's Board of Directors will reconsider its action.

     Representatives of Zelenkofske, Axelrod & Company, Ltd. are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be able to respond to appropriate questions.


                              STOCKHOLDER PROPOSALS

     Any stockholder who intends to present a proposal at the Company's 1996 Annual Meeting is advised that, in order for such proposal to be included in the Board of Directors' proxy material for such meeting, the proposal must be sent to the Secretary at the offices of the Company, Communications Group Inc., 901
S. Trooper Road, P.O. Box 80360, Valley Forge, PA 19484 and must be received by the Company no later than July 16, 1996.


                                  MISCELLANEOUS

     Management does not know of any matters to be brought before the Annual Meeting other than as set forth in the notice thereof. However, if any other matters properly come before the meeting, it is the intention of the persons named in the proxy solicited on behalf of the management of the Company to vote such proxy in accordance with their judgment on such matters.


                              For the Board of Directors



                              Mary Ann Davis
                              Corporate Secretary

                                                                   EXHIBIT A

                         COMMUNICATIONS GROUP INC.
                  STOCK OPTION AND RESTRICTED STOCK PLAN


     The purpose of the Stock Option and Restricted Stock Plan (the "Plan") of Communications Group Inc. (the "Company") is to promote the interests of the Company by providing incentives to (i) designated officers and other employees of the Company or a Subsidiary Corporation (as defined herein), (ii) members of the Company's Board of Directors (the "Board") and (iii) independent contractors and consultants (who may be individuals or entities) who perform services for the Company to enable the Company to attract and retain them and to encourage them to acquire a proprietary interest, or to increase their proprietary interest, in the Company. The Company believes that the Plan will cause participants to contribute materially to the growth of the Company, thereby benefitting the Company's shareholders. For purposes of the Plan, the terms "Parent Corporation" and "Subsidiary Corporation" shall have the meanings set forth in subsections (e) and (f) of Section 424 of the Internal Revenue Code of 1986, as amended (the "Code").

1.   ADMINISTRATION

          (a) Except with respect to a Director's Grant (as hereinafter defined) granted pursuant to Section 2(b) hereof, the Plan shall be administered and interpreted by a committee of the Board (the "Committee") consisting of not less than two persons, all of whom shall be "outside directors" within the meaning of Section 162(m) of the Code and each of whom shall be a "disinterested person" as defined under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. With respect to Eligible Participants (as hereinafter defined), the Committee shall have the sole authority to determine (i) who is eligible to receive Grants (as defined in Section 2 below) under the Plan, (ii) the type, size and terms of each Grant under the Plan (subject to Section 4 below), (iii) the time when each Grant will be made and the duration of any exercise or restriction period; (iv) any restrictions on resale applicable to the shares to be issued or transferred pursuant to the Grant; and (v) any other matters arising under the Plan. The Committee may, if it so desires, base any of the foregoing determinations upon the recommendations of management of the Company. The Committee shall have full power and authority to administer and interpret the Plan with respect to Eligible Participants and to adopt or amend such rules, regulations, agreements and instruments as it may deem appropriate for the proper administration of the Plan. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all Eligible Participants having any interests in the Plan or in any Grants under the Plan. No person acting under this subsection shall be held liable for any action or determination made in good faith with respect to the Plan or any Grant under the Plan.

          (b) Each member of the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him or her, or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan, unless arising out of such member's own fraud or bad faith, to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the members may have as directors or otherwise under the Articles of Incorporation or By-Laws of the Company, any agreement of shareholders or disinterested directors or otherwise.

2.   GRANTS

          (a) GRANTS TO ELIGIBLE PARTICIPANTS. With respect to Eligible Participants, Incentives under the Plan shall consist of Incentive Stock Options (as defined in Section 5(b) below), Nonqualified Stock Options (as defined in
Section 5(b) below) and Restricted Stock Grants (as defined in Section 6 below), (hereinafter sometimes collectively referred to as "Grants"). All Grants, except with respect to Director's Grants (as hereinafter defined) as specifically provided in Section 2(b) hereof, shall be subject to the terms and conditions set forth herein and to such other terms and conditions of any nature as long as they are not inconsistent with the Plan as the Committee deems appropriate and specifies in writing to the participant (the "Grant Letter"). The Committee shall approve the form and provisions of each Grant Letter.
Grants under any section of the Plan need not be uniform as among the participants receiving the same type of Grant, and Grants under two or more sections of the Plan may be combined in one Grant Letter.

          (b) DIRECTOR'S GRANTS. A member of the Board of the Company who is not an employee of the Company or a Subsidiary Corporation and who serves as a member of the Committee (a "Committee Member") shall be entitled to receive a Director's Grant in accordance with this Section 2(b).

                    i) Committee Members shall receive a Nonqualified Stock Option to purchase Thirty Thousand (30,000) shares of Common Stock (as hereinafter defined) of the Company at an exercise price equal to the higher of the fair market value (as defined herein) or the book value of a share of Common Stock on the date of grant, subject to adjustment as provided in
Section 3(b) of this Plan, at the commencement of and in consideration for their service to the Company as a director (a "Director's Grant"). One-half of such Director's Grant shall vest on the first anniversary of the date of grant and one-quarter shall vest on each of the second and third anniversaries of the date of grant, provided such Committee Member is then serving as a director (the "Initial Vesting Period"). If a Committee Member is not serving as a director on the first, second or third anniversary of the date of such grant, then any such Director's Grant shall terminate as to all shares covered by the Director's Grant which have not vested. Director's Grants shall be exercisable for a period of ten years from the date of grant.

                    ii) Upon the expiration of the Initial Vesting Period, and at the commencement of each succeeding three year period, Committee Members shall be eligible to receive an additional Director's Grant, which grants shall vest in accordance with the schedule set forth in Section 2(b)(i) hereof.

                    iii) Upon the occurrence of (a) a Change In Control (as defined in Section 7 hereof or (b) a sale or exchange of assets of the Company or (c) dissolution, liquidation, merger or consolidation of the Company (in which the Company is not the surviving corporation), all restrictions imposed under any Director's Grant shall immediately lapse.

                    iv) Each Committee Member who receives a Director's Grant pursuant to this Section 2(b) shall receive a written agreement setting forth the terms and conditions of such grant including, but not limited to, the restrictions set forth in this Section 2(b) (the "Director's Grant Letter").

                    v) Except as otherwise provided in this Section 2(b), Director Grants shall be subject to the provisions of this Plan applicable to Non-Qualified Stock Options granted to other persons.

                    vi) Notwithstanding any other provision of the Plan, this Section 2(b) may not be amended more than once every six months, except for amendments necessary to conform the plan to changes in the provisions of the Code or the Employee Retirement Income Security Act of 1974 ("ERISA"), or the rules promulgated thereunder.

                    vii) The provisions of this Section 2(b) are intended to operate automatically and not require administration. To the extent that any administrative determinations may be required, such determination shall be made by a member or members of the Board of Directors who is/are not eligible to be granted Options under this Section 2(b), but in no event shall such determinations affect the eligibility of Committee Members, the timing of the grants or the number of shares of Common Stock subject to Restricted Stock Grants hereunder.

3.   SHARES SUBJECT TO THE PLAN

          (a) The aggregate number of shares of the Common Stock, par value $.01 ("Common Stock"), of the Company that may be issued or transferred under the Plan is 600,000, subject to adjustment pursuant to Section 3(b) below. Such shares may be authorized but unissued shares or reacquired shares. If and to the extent that options granted under the Plan terminate, expire or are canceled without having been exercised (including shares cancelled as part of an exchange of Grants), or if any shares of restricted stock are forfeited, the shares subject to such Grant or of such restricted stock shall again be available for subsequent Grants under the Plan.

          (b) If any change is made to the Common Stock (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, or exchange of shares or any other change in capital structure made without receipt of consideration), then unless such event or change results in the termination of all outstanding Grants and Director's Grants under the Plan, the Committee shall preserve the value of the outstanding Grants and Director's Grants by adjusting the maximum number and class of shares issuable under the Plan to reflect the effect of such event or change in the Company's capital structure, and by making appropriate adjustments to the number and class of shares, the exercise price of each outstanding option and otherwise, except that any fractional shares resulting from such adjustments shall be eliminated by rounding any portion of a share equal to .500 or greater up, and any portion of a share equal to less than .500 down, in each case to the nearest whole number.

4.   ELIGIBILITY FOR PARTICIPATION

     Committee Members, Officers and other employees of the Company or a Subsidiary Corporation and independent contractors and consultants who perform services for the Company (hereinafter referred to individually as an "Eligible Participant" and collectively as "Eligible Participants") shall be eligible to participate in the Plan. Only Eligible Participants who are officers or other employees of the Company or a Subsidiary Corporation shall be eligible to receive Incentive Stock Options. All Eligible Participants shall be eligible to receive Nonqualified Stock Options and Restricted Stock Grants. The Committee shall select from among the Eligible Participants those who will receive Grants (such Eligible Participants and Committee Members who receive Director's Grants pursuant to Section 2(b) hereof are hereinafter sometimes collectively referred to as the "Grantees") and, except in the case of a Director's Grant made pursuant to Section 2(b) hereof, the Committee shall determine the number of shares of Common Stock subject to each Grant; provided, however, that the maximum number of shares of Common Stock which may be subject to Grants awarded to any Grantee shall not exceed 600,000. The Committee may, if it so desires, base any such selections or determinations upon the recommendations of management of the Company. Nothing contained in the Plan shall be construed to limit in any manner whatsoever the right of the Company to grant rights or options to acquire Common Stock or awards of Common Stock otherwise than pursuant to the Plan.

5.   STOCK OPTIONS TO ELIGIBLE PARTICIPANTS

          (a) NUMBER OF SHARES. The Committee, in its sole discretion, shall determine the number of shares of Common Stock that will be subject to each option.

          (b)  TYPE OF OPTION AND OPTION PRICE.

               (1) The Committee may grant options qualifying as incentive stock options within the meaning of Section 422 of the Code ("Incentive Stock Options") and other stock options ("Nonqualified Stock Options"), in accordance with the terms and conditions set forth herein, or may grant any combination of Incentive Stock Options and Nonqualified Stock Options (hereinafter referred to collectively as "Stock Options"). The option price per share of an Incentive Stock Option shall be higher of the Fair Market Value or the book value of a share of Common Stock on the date of grant. If the Grantee of an Incentive Stock Option owns Common Stock (as determined under section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Parent Corporation or Subsidiary Corporation, the option price per share in the case of an Incentive Stock Option shall not be less than 110% of the fair market value of a share of Common Stock on the date of grant and such option by its terms is not exercisable after the expiration of five (5) years from the date of grant.

               (2) For all valuation purposes under the Plan, the fair market value of a share of Common Stock shall be determined in accordance with the following provisions:

                    (A) If the Common Stock is not at the time listed or admitted to trading on any stock exchange but is traded in the over-the-counter market (but not on the Nasdaq

          National Market segment of The Nasdaq Stock Market), the fair market value shall be the mean between the last reported bid and asked prices of one share of Common Stock on the date in question in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers through its Nasdaq system or any successor system. If there are no reported bid and asked prices on the date in question, then the mean between the last reported bid and asked prices on the next preceding date for which such quotations exist shall be determinative of fair market value. If the Common Stock is traded over-the-counter on the Nasdaq National Market segment of The Nasdaq Stock Market, the fair market value shall be the closing selling price of one share of Common Stock on the date in question as such price is reported by the National Association of Securities Dealers, Inc. through such system or any successor system. If there is no reported closing selling price for the Common Stock on the date in question, then the closing selling price on the next preceding date for which such quotation exists shall be determinative of fair market value.

                    (B) If the Common Stock is at the time listed or admitted to trading on any stock exchange, then the fair market value shall be the closing selling price of one share of Common Stock on the date in question on the stock exchange determined by the Committee to be the primary market for the Common Stock, as such prices are officially quoted on such exchange. If there is no reported closing selling price of Common Stock on such exchange on the date in question, then the fair market value shall be the closing selling price on the next preceding date for which such quotation exists.

                    (C) If the Common Stock is at the time neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market (or, the Committee determines that the value as determined pursuant to Section 5(b)(2)(A) or (B) above does not reflect fair market value), then the Committee shall determine fair market value after taking into account such factors as it deems appropriate.

          (c) EXERCISE PERIOD. The Committee shall determine the option exercise period of each Stock Option. The exercise period shall not exceed ten years from the date of grant. Notwithstanding any determinations by the Committee regarding the exercise period of any Stock Option, all outstanding Stock Options shall be immediately exercisable upon a Change of Control of the Company (as defined in Section 7 below).

          (d) VESTING OF OPTIONS AND RESTRICTIONS ON SHARES. The vesting period for Stock Options shall commence on the date of grant and shall end on the date or dates, determined by the Committee, that shall be specified in the Grant Letter. The Committee may impose upon the shares of Common Stock issuable upon the exercise of a Stock Option such restrictions as it deems appropriate and specifies in the Grant Letter. During any period in which such restrictions apply a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Common Stock issued upon exercise of such stock options except to a successor Grantee pursuant to Section 7 hereof and the Committee, in such circumstances as it deems equitable, may determine that all such restrictions shall lapse. Notwithstanding any other provision of the Plan, all outstanding Stock Options shall become immediately exercisable upon a Change of Control of the Company (as defined in Section 7 below).

          (e) MANNER OF EXERCISE. A Grantee may exercise a Stock Option by delivering a duly completed notice of exercise to the Committee, together with payment of the option price. Such notice may include instructions authorizing the Company to deliver the certificates representing the shares of Common Stock issuable upon the exercise of such Stock Option to any designated registered broker or dealer ("Designated Broker"). Such instructions shall designate the account into which the shares are to be deposited. The Grantee may tender such notice of exercise, which has been properly executed by the Grantee, and the aforementioned delivery instructions to any Designated Broker.

          (f)  TERMINATION OF EMPLOYMENT, DISABILITY OR DEATH.

               (1) If a Grantee who is an employee ceases to be an employee (in the case of an Incentive Stock Option) or ceases to be an Eligible Participant (in the case of a Nonqualified Stock Option) for any reason (other than, in the case of an individual, the death of such individual) any Stock Option which is otherwise exercisable by the Grantee shall terminate unless exercised within three months after the date on which the Grantee ceases to be an employee or an Eligible Participant, as the case may be (or in the case of Non-Qualified Stock Options within such other period of time, which may be longer or shorter than three months, as may be specified in the Grant Letter), but in any event no later than the date of expiration of the option exercise period, except that in the case of an individual Grantee who is disabled within the meaning of Section 22(e)(3) of the Code, such period shall be one year rather than three months (or in the case of Non-Qualified Stock Options within such other period of time, which may be longer or shorter than three months, as may be specified in the Grant Letter).

               (2) In the event of the death of an individual Grantee while he or she is an Eligible Participant or within not more than three months after the date on which the Grantee ceases to be an Eligible Participant (or within such other period of time, which may be longer or shorter than three months, as may be specified in the Grant Letter), any Stock Option which was otherwise exercisable by the Grantee at the date of death may be exercised by the Grantee's personal representative at any time prior to the expiration of one year from the date of death, but in any event no later than the date of expiration of the option exercise period.

          (g) SATISFACTION OF OPTION PRICE. The Grantee shall pay the option price in full at the time of exercise in cash, or, with the consent of the Committee in its sole discretion, by delivering shares of Common Stock already owned by the Grantee and having a fair market value on the date of exercise equal to the option price or a combination of cash and shares of Common Stock. The Grantee shall also pay the amount of withholding tax due, if any, at the time of exercise. Shares of Common Stock shall not be issued or transferred upon any purported exercise of a Stock Option until the option price and the withholding obligation are fully paid.

          (h) Limits on Incentive Stock Options. Each Option Grant of an Incentive Stock Option shall provide that:

               (1) the Stock Option is not transferable by the Grantee, except, in the case of an individual Grantee, by will or the laws of descent and distribution;

               (2) the Stock Option is exercisable only by the Grantee, except as otherwise provided herein or in the Grant Letter in the event of the death of an individual Grantee;

               (3) the aggregate fair market value of the Common Stock determined as of the date of the Grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year under the Plan and under any other stock option plan of the Company shall not exceed $100,000; and

               (4) unless the Grantee could otherwise transfer Common Stock issued pursuant to the Stock Option without incurring liability under
     Section 16(b) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), at least six months must elapse from the date of acquisition of the Stock Option until the date of disposition of the Common Stock issued upon exercise thereof.

6.   RESTRICTED STOCK GRANTS

     The Committee may issue shares of Common Stock to an Eligible Participant pursuant to an incentive or long range compensation plan, program or contract approved by the Committee (a "Restricted Stock Grant"). The following provisions are applicable to Restricted Stock Grants:

          (a) GENERAL REQUIREMENTS. Shares of Common Stock issued pursuant to Restricted Stock Grants will be issued in consideration for cash or services rendered having a value, as determined by the Board, at least equal to the par value thereof. All conditions and restrictions imposed under each Restricted Stock Grant, and the period of years during which the Restricted Stock Grant will remain subject to such restrictions, shall be set forth in the Grant Letter and designated therein as the "Restriction Period." All restrictions imposed under any Restricted Stock Grant shall lapse on such date or dates as the Committee may approve until the restrictions have lapsed as to 100% of the shares, except that upon a Change of Control of the Company, all restrictions on the transfer of the shares which have not been forfeited prior to such date shall lapse. In addition, the Committee, in circumstances that it deems equitable, may determine as to any or all Restricted Stock Grants, that all the restrictions shall lapse, notwithstanding any Restriction Period.

          (b) NUMBER OF SHARES. The Committee, in its sole discretion, shall determine the number of shares of Common Stock that will be granted in each Restricted Stock Grant.

          (c) REQUIREMENT OF RELATIONSHIP WITH COMPANY. If the Grantee's relationship with the Company (as an employee, independent contractor or consultant, as the case may be) terminates during the period designated in the Grant Letter as the Restriction Period, the Restricted Stock Grant shall terminate as to all shares covered by the Grant as to which restrictions on transfer have not lapsed, and such shares shall be immediately returned to the Company. The Committee may, in its sole discretion, provide for complete or partial exceptions to the provisions of this Section 6(c).

          (d) RESTRICTIONS ON TRANSFER AND LEGEND ON STOCK CERTIFICATE. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Common Stock to which such Restriction Period applies except to a Successor Grantee pursuant to Section 7 below. Each certificate representing a share of Common Stock issued or transferred under a Restricted Stock Grant shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate or certificates representing any such shares as to which all restrictions have lapsed.

7.   TRANSFERABILITY OF OPTIONS AND GRANTS

     Only a Grantee or Committee Member (or, in the case of an individual Grantee and a Committee Member, his or her authorized legal representative on behalf of Grantee or Committee Member) may exercise rights under a Grant or a Director's Grant. No individual Grantee or Committee Member may transfer those rights except by will or by the laws of descent and distribution or, in the case of a Grant other than an Incentive Stock Option and to the extent permitted under Rule 16b-3 of the Exchange Act and by the Committee in its sole discretion, (a) pursuant to a qualified domestic relations order as defined under the Code or Title I of ERISA or the rules thereunder and (b) to a trust for the benefit of a member of the Grantee's immediate family. Upon the death of an individual Grantee or Committee Member, the personal representative or other person entitled to succeed to the rights of the Grantee or Committee Member ("Successor Grantee") may exercise such rights. A Successor Grantee shall furnish proof satisfactory to the Company of such person's right to receive the Grant or the Director's Grant under the Grantee's will or under the applicable laws of descent and distribution.


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

8.   CHANGE OF CONTROL OF THE COMPANY

     As used herein, a "Change of Control" shall be deemed to have occurred when (a) any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner", directly or indirectly, of securities of the Company representing thirty (30%) percent or more of the combined voting power of the Company's then outstanding securities or (b) the Company becomes a subsidiary of another corporation or is merged or consolidated into another corporation or if substantially all of its assets shall have been sold to an unaffiliated party or parties unless thereafter (1) directors of the Company immediately prior thereto continue to constitute at least fifty (50%) percent of the directors of the surviving entity or purchaser or (2) the Company's securities continue to represent, or are converted into securities which represent, more than seventy (70%) percent of the combined voting power of the surviving entity or purchaser, or (c) fifty (50%) percent or more of the Board is comprised of persons who were not nominated by the Board for election as directors, or (d) the Board adopts a plan of complete liquidation of the Company.

9.   CERTAIN CORPORATE CHANGES

          (a) SALE OR EXCHANGE OF ASSETS, DISSOLUTION OR LIQUIDATION OR MERGER OR CONSOLIDATION WHERE THE COMPANY DOES NOT SURVIVE. If all or substantially all of the assets of the Company are to be sold or exchanged, the Company is to be dissolved or liquidated, or the Company is a party to a merger or consolidation with another corporation in which the Company will not be the surviving corporation, then, at least ten days prior to the effective date of such event, the Company shall give each Grantee with any outstanding Grants (including Director's Grants) written notice of such event. Each such Grantee shall thereupon have the right to exercise in full any installments of such Grants (including Director's Grants) not previously exercised (whether or not the right to exercise such installments has accrued pursuant to such Grants (including Director's Grants), within ten days after such written notice is sent by the Company. Any installments of such Grants (including Director's Grants) not so exercised shall thereafter lapse and be of no further force or effect.

          (b) MERGER OR CONSOLIDATION WHERE THE COMPANY SURVIVES. If the Company is a party to a merger or consolidation in which the Company will be the surviving corporation, then the Committee may, in its sole discretion, elect to give each Grantee with any outstanding Grants (including Director's Grants) written notice of such event. If such notice is given, each such Grantee shall thereupon have the right to exercise in full any installments of such Grants (including Director's Grants) not previously exercised (whether or not the right to exercise such installments has accrued pursuant to such Grants (including Director's Grants), within ten days after such written notice is sent by the Company. Any installments of such Grants (including Director's Grants) not so exercised shall thereafter lapse and be of no further force or effect.

10.  SHAREHOLDER APPROVAL

     This Plan is subject to and no Options shall be exercisable hereunder until after approval by holders of a majority of the shares of the stock of the Company present or represented by a proxy in a separate vote at a duly held meeting of the shareholders of the Company within twelve months after the date of the adoption of the Plan by the Board. If the Plan is not so approved by shareholders, the Plan and all Stock Options and Restricted Stock Grants, including Director's Grants, hereunder shall terminate and be of no force or effect.

11.  AMENDMENT AND TERMINATION OF THE PLAN

          (a) AMENDMENT. Subject to the provisions of Section 2(b)(ii) hereof, the Board may amend or terminate the Plan at any time; provided that the approval of the shareholders of the Company shall be required in respect of any amendment that (A) materially increases the benefits accruing to Eligible Participants under the Plan, (B) increases the aggregate number of shares of Common Stock that may be issued or transferred under the Plan (other than by operation of Section 3(b) above), (C) materially modifies the requirements as to eligibility for participation in the Plan; or (D) modifies the provisions for determining the fair market value of a share of Common Stock.

          (b) TERMINATION OF PLAN. The Plan shall terminate on January 11, 2005 (as set forth in Section 19 below) unless earlier terminated by the Board or unless extended by the Board with the approval of the shareholders.

          (c) TERMINATION AND AMENDMENT OF OUTSTANDING GRANTS. A termination or amendment of the Plan that occurs after a Grant (including Director's Grant) is made shall not result in the termination or amendment of such Grant (including Director's Grant) unless the Grantee or the Committee Member, as the case may be, consents or unless the Committee acts under Section 17(b) below. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 17(b) below or may be amended by agreement of the Company and the Grantee which is consistent with the Plan.

          (d) EMPLOYEES IN FOREIGN COUNTRIES. The Board shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Subsidiaries may operate to assure the viability of benefits from Grants made to participants employed in such countries and to meet the objectives of the Plan.

12.  RIGHTS OF ELIGIBLE PARTICIPANTS

     Nothing in the Plan shall entitle any Eligible Participant or other person to any claim or right to any Grant under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Eligible Participant, Committee Member or Grantee any rights to be retained by the Company in any capacity, whether as an employee, member of the Board, independent contractor, consultant or otherwise.

13.  WITHHOLDING OF TAXES

     The Company shall have the right to require a Grantee or Committee Member to pay to the Company the amount of any taxes which the Company is required to withhold in respect of an Option Grant or Restricted Stock Grant or to take whatever action it deems necessary to protect the interests of the Company in respect of such tax liabilities, including, without limitation, withholding a portion of the shares of Common Stock otherwise deliverable pursuant to the Plan. The Company's obligation to issue or transfer shares of Common Stock upon the exercise of a Stock Option or the acceptance of a Restricted Stock Grant shall be conditioned upon the Grantee's or Committee Member's compliance with the requirements of this section to the satisfaction of the Committee.

14.  AGREEMENTS WITH GRANTEES AND COMMITTEE MEMBERS

     Each Option Grant made under the Plan shall be evidenced by a Grant Letter containing such terms and conditions as the Committee shall approve. Each Restricted Stock Grant shall be evidenced by a Grant Letter containing the restrictions imposed upon such grant, including but not limited to, restrictions imposed by federal and state securities laws.

15.  REQUIREMENTS FOR ISSUANCE OF SHARES

     No Common Stock shall be issued or transferred under the Plan unless and until all applicable legal requirements have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Stock Option or Restricted Stock Grant on the Grantee's undertaking in writing to comply with such restrictions on any subsequent disposition of the shares of Common Stock issued or transferred thereunder as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions.

16.  HEADINGS

     The section headings of the Plan are for reference only. In the event of a conflict between a section heading and the content of a section of the Plan, the content of the section shall control.

17.  EFFECTIVE DATE OF THE PLAN

     The Plan shall be effective as of January 11, 1995, subject to the approval of the Company's shareholders within 12 months after such effective date.

18.  MISCELLANEOUS

          (a) SUBSTITUTE GRANTS. The Committee may make a Grant to an employee, or an independent contractor or consultant of another corporation, if such person shall become an Eligible Participant by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or a Subsidiary Corporation and such other corporation. Any such Grant shall be made in substitution for a stock option or restricted stock grant granted by the other corporation ("Substituted Stock Incentives"), but the terms and conditions of the substitute Grant may vary from the terms and conditions required by the Plan and from those of the Substituted Stock Incentives. The Committee shall prescribe the provisions of the substitute Grants.

          (b) COMPLIANCE WITH LAW. The Plan, the exercise of Grants and the obligations of the Company to issue or transfer shares of Common Stock under Grants shall be subject to all applicable laws and required approvals by any governmental or regulatory agencies. The Committee (or in the case of Director's Grants, the Board of Directors) may revoke any Grant if it is contrary to law or modify any Grant to bring it into compliance with any valid and mandatory government regulations. The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees. The Committee may, in its sole discretion, agree to limit its authority under this section.

          (c) OWNERSHIP OF STOCK. A Grantee or Successor Grantee shall have no rights as a shareholder with respect to any shares of Common Stock covered by a Grant or Director's Grant until the shares are issued or transferred to the Grantee or Successor Grantee on the stock transfer records of the Company.


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